Exhibit 99.1

            BLUE COAT REPORTS FISCAL THIRD QUARTER FINANCIAL RESULTS

    SUNNYVALE, Calif., Feb. 24 /PRNewswire-FirstCall/ -- Blue Coat(R) Systems, Inc. (Nasdaq: BCSI), a leading provider of proxy appliances, today announced financial results for its fiscal third quarter ended January 31, 2005. Revenue for the third quarter was $24.7 million, an increase of 29% compared to revenue of $19.1 million for the same quarter last year, and an increase of 13% compared to revenue of $21.9 million in the prior quarter.

    For the nine months ended January 31, 2005, revenue was $67.8 million, compared to revenue of $44.9 million in the first nine months of fiscal year 2004.
     On a GAAP basis, the Company reported net income of $0.3 million, or $0.02 per diluted share in the third quarter of fiscal 2005, compared to net income of $2.0 million, or $0.16 per diluted share, in the same quarter last year, and net income of $0.6 million, or $0.05 per diluted share in the prior quarter. In the quarter, the Company recorded a $1.0 million non-cash compensation charge related to a severance agreement entered into with the Company's Chief Financial Officer. This non-cash charge was not reflected in the preliminary GAAP earnings per diluted share announced by the Company on February 3, 2005.

    GAAP net income for the nine months ended January 31, 2005 was $2.6 million, or $0.20 per diluted share, compared to a net loss of $1.7 million, or $0.18 per diluted share, for the same period in fiscal year 2004.

    On a non-GAAP basis, which excludes the amortization of intangible assets, legal settlement fees, restructuring expense, write-off of in-process technology, and stock compensation expense, the Company reported net income of $1.4 million, or $0.11 per diluted share, in the third quarter of fiscal 2005, compared to non-GAAP net income of $2.7 million, or $0.22 per share in the same quarter last year, and non-GAAP net income of $1.1 million, or $0.09 per diluted share in the prior quarter.

    Non-GAAP net income for the nine months ended January 31, 2005 was $4.8 million, or $0.37 per diluted share, compared to $1.3 million, or $0.12 per diluted share for the same period in fiscal year 2004.

    Blue Coat ended the quarter with cash, cash equivalents, short-term investments, and restricted investments totaling $45.8 million, an increase of $1.7 million from the prior quarter.

    "Our third quarter results reflect the continued demand from enterprises choosing Blue Coat ProxySG(TM) and ProxyAV(TM) appliances for comprehensive Web security, including Web anti-virus, anti-spyware, Web filtering, and IM control," said Brian NeSmith, president and CEO of Blue Coat. "During the quarter, we also benefited from year-end spending while we continued to make investments in our infrastructure. As we saw last year, we anticipate that fourth quarter results will reflect more moderate sequential revenue growth relative to the third quarter, and we will continue to invest appropriately to address growing market demand."

    Operating Highlights

    -- New Customers -- Blue Coat signed on more than 225 new customers in the quarter. New customers include Allied Irish Bank, America West, Department of Homeland Security, FDIC, French Ministry of the Interior, Perry Ellis International, Smithsonian, Samsonite, Safeco, Southern California Edison, Teva, Vodafone, Volkswagen Bank, and Zurich Insurance.
    -- Spyware Prevention Leadership -- During the quarter, Blue Coat continued its leadership in delivering gateway spyware prevention by introducing two new URL filtering categories for applying policy to inbound spyware installs and outbound spyware communications. This enables organizations to apply policy controls that could limit inbound spyware traffic without completely blocking access to sites that may have spyware advertising, while also blocking outbound spyware communications. Blue Coat also introduced pre-defined spyware reports that give administrators granular visibility of spyware traffic and infections.
    -- On-Proxy URL Filtering Support -- Blue Coat also expanded its on-proxy URL filtering support in the quarter with the addition of the ALSI InterSafe URL database. The integration of ALSI InterSafe URL filtering with Blue Coat's proxy appliances provides customers throughout Japan with increased performance, simplified installation and greater reliability for controlling enterprise Web use. The integrated on-proxy solution leverages the NetSTAR technology, a subsidiary of ALSI that gathers URLs through a unique site crawler system and maintains the URL database for accuracy with its database center comprised of more than 30 researchers.
    -- Management Team Strength -- Also during the quarter, Blue Coat bolstered its management team with the addition of Johnny Batten as vice president of global customer services and Matthew Young as vice president of Asia Pacific. Batten will assume responsibility for the company's worldwide services and support activities, which include consulting, education, customer service and technical support. Young will assume general management responsibilities for the region and will work to accelerate the market adoption of Blue Coat's proxy appliances throughout Asia Pacific.

    Financial Outlook
    For the fourth quarter of fiscal 2005 ending April 30, 2005, the Company currently anticipates sequential revenue growth of 6-8%. Non-GAAP earnings are expected to be relatively flat compared to fiscal third quarter earnings, in the range of $1.2-$1.5 million, due to continued investments in the Company's sales and marketing organizations, the inclusion of the former Cerberian operations for a full quarter, and an expected slight decrease in gross margins due to planned investments in our service infrastructure. As a result, diluted non-GAAP earnings per share are expected to be in the range of $0.09-0.11. Non-GAAP diluted earnings per share excludes the write-off of acquired in-process technology, amortization of intangible assets, restructuring expenses, and stock compensation expense. Giving effect to these exclusions, diluted GAAP earnings per share are expected to be in the range of $0.07-$0.09.

    Blue Coat historically uses the non-GAAP financial measures of income discussed above for internal evaluation and to report results of its business. Blue Coat believes that these measures best allow its management, board of directors and investors to understand its activities and business results. The Company believes that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results, as well as comparability to other companies in its industry, most of whom present similar non-GAAP financial measures to investors.

    Conference Call & Webcast
    The company will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the quarterly results. Participants should call 800-230-1059 (toll-free) or 612-332-0634 (toll call) with the passcode:
758591. A replay of the call will be available starting February 24 at 5:00 p.m. Pacific Time (8:00 p.m. Eastern Time), and can be accessed by calling 800-475-6701 (toll-free) or 320-365-3844 with the passcode: 758591. An audio
Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations .

    About Blue Coat Systems
    Blue Coat enables organizations to keep "good" employees from doing "bad" things on the Internet. Blue Coat proxy appliances provide visibility and control of Web communications to protect against risks from spyware, Web viruses, inappropriate Web surfing, instant messaging (IM), video streaming and peer-to-peer (P2P) file sharing -- while actually improving Web performance. Trusted by many of the world's largest organizations, Blue Coat has shipped more than 20,000 proxy appliances. Blue Coat is headquartered in Sunnyvale, California, and can be reached at 408-220-2200 or www.bluecoat.com.

    FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat Systems' expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Blue Coat Systems' business are set forth in Blue Coat Systems' most recently filed Form 10-Q for the quarter ended October 31, 2004, and other reports filed from time to time with the Securities and Exchange Commission.

    NOTE: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

                             BLUE COAT SYSTEMS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)

                                                   January 31,    April 30,
                                                      2005          2004
                                                  ------------   ------------
                                                  (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                      $     44,200   $     39,424
   Short-term investments                                   80             80
   Accounts receivable, net                              8,814         10,441
   Inventories                                           1,322          1,595
   Prepaid expenses and other
    current assets                                       2,863          1,829
Total current assets                                    57,279         53,369

Property and equipment, net                              3,307          2,490
Restricted investments                                   1,493          1,991
Goodwill                                                24,868          7,456
Identifiable intangible assets, net                      4,297          1,849
Other intangible assets, net                               456             --
Other assets                                               448            881
Total assets                                      $     92,148   $     68,036

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                               $      2,958   $      2,890
   Accrued payroll and related
    benefits                                             3,099          2,564
   Deferred revenue                                     12,422         10,514
   Accrued acquisition costs                               225          4,991
   Accrued restructuring reserve                         2,694          3,100
   Accrued royalty expense                                 352            432
   Other accrued liabilities                             2,948          2,141
Total current liabilities                               24,698         26,632

Accrued restructuring reserve, less
 current portion                                         1,703          3,504
Deferred revenue, less current
 portion                                                 2,578          1,785
Total liabilities                                       28,979         31,921

Commitments and Contingencies

Stockholders' equity:
   Preferred stock                                          --             --
   Common stock                                              1              1
   Additional paid-in capital                          927,061        903,141
   Treasury stock                                         (903)          (903)
   Deferred stock compensation                            (143)          (727)
   Accumulated deficit                                (862,845)      (865,399)
   Accumulated other comprehensive
    income (loss)                                           (2)             2
Total stockholders' equity                              63,169         36,115
Total liabilities and stockholders'
 equity                                           $     92,148   $     68,036

                             BLUE COAT SYSTEMS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)

                                                Three Months Ended           Nine Months Ended
                                                    January 31,                  January 31,
                                           ---------------------------   ---------------------------
                                               2005           2004           2005           2004
                                           ------------   ------------   ------------   ------------
Net sales:
  Products                                 $     20,133   $     15,589   $     55,180   $     34,969
  Services                                        4,616          3,525         12,621          9,973
Total net sales                                  24,749         19,114         67,801         44,942
Cost of goods sold:
  Products                                        6,552          4,563         18,350         11,459
  Services                                        1,408          1,014          4,022          2,813
Total cost of goods sold                          7,960          5,577         22,372         14,272

Gross profit                                     16,789         13,537         45,429         30,670

Operating expenses:
   Research and development                       4,239          3,082         11,543          8,092
   Sales and marketing                            8,740          6,314         23,224         17,606
   General and administrative                     2,520          1,480          6,267          3,670
   Legal settlement fees                             --             --             --          1,100
   Write-off of in-process technology                --            151             --            151
   Amortization of intangible assets                170            152            474            152
   Restructuring expense                             --             --             --            856
   Stock compensation                             1,014            403          1,736            811
Total operating expenses                         16,683         11,582         43,244         32,438

Operating income (loss)                             106          1,955          2,185         (1,768)
Interest income                                     208             90            450            262
Other expense                                       (36)           (55)           (20)          (112)
Net income (loss) before income taxes               278          1,990          2,615         (1,618)
Provision for income taxes                          (11)           (28)           (61)          (120)
Net income (loss)                          $        267   $      1,962   $      2,554   $     (1,738)

Basic net income (loss) per common
 share                                     $       0.02   $       0.19   $       0.22   $      (0.18)
Diluted net income (loss) per common
 share                                     $       0.02   $       0.16   $       0.20   $      (0.18)

Shares used in computing basic net
 income (loss)
 per common share                                11,992         10,455         11,418          9,668

Shares used in computing diluted net
 income (loss)
 per common share                                13,245         12,286         12,755          9,668

                             BLUE COAT SYSTEMS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)
                                   (Unaudited)

                                                               Nine Months Ended
                                                                  January 31,
                                                          ---------------------------
                                                              2005           2004
                                                          ------------   ------------
Operating Activities
Net Income (Loss)                                         $      2,554   $     (1,738)
Adjustments to reconcile net income
 (loss) to net cash provided by operating activities:
 Depreciation and amortization                                   1,157          1,806
 Amortization of intangible assets                                 582            152
 Amortization of capitalized Software                               81             --
 Write-off of in-process technology                                 --            151
 Gain on disposition of equipment                                   --            (29)
 Stock compensation                                              1,736            811
 Restructuring expense                                              --            856
 Interest on notes receivable from
  stockholders                                                      --             (9)
 Changes in operating assets and
  liabilities:
  Accounts receivable                                            2,219            307
  Inventories                                                      273            204
  Prepaid expenses and other current
   assets                                                         (950)          (556)
  Other assets                                                     448             44
  Deferred revenue                                               2,041            689
  Accounts payable                                                  68          1,920
  Accrued liabilities                                           (2,081)        (2,275)
  Accrued royalty expense                                          (80)          (242)
Net cash provided by operating
 activities                                                      8,048          2,091

Investing Activities
Sales of investment securities, net                                494         10,447
Purchases of Capitalized Software                                 (537)            --
Proceeds from sales of equipment                                    --             39
Purchases of property and equipment                             (1,791)          (875)
Acquisition of Ositis, net of cash
 acquired                                                         (716)        (3,078)
Acquisition of Cerberian, net of cash
 acquired                                                       (1,532)            --
Net cash (used in) provided by
 investing activities                                           (4,082)         6,533

Financing Activities
Net proceeds from issuance of common
 stock                                                             810            785
Net proceeds from equity financing                                  --         12,944
Net cash provided by financing
 activities                                                        810         13,729

Net increase in cash and cash
 equivalents                                                     4,776         22,353
Cash and cash equivalents at
 beginning of period                                            39,424         12,784

Cash and cash equivalents at end of
 period                                                   $     44,200   $     35,137

SOURCE  Blue Coat Systems, Inc.
    -0-                             02/24/2005
    /CONTACT: media, Susan Coss, +1-415-445-3237, or susan@marketstreetpartners.com, or investors, JoAnn Horne, +1-415-445-3235, or maria@marketstreetpartners.com, both of Market Street Partners, for Blue Coat Systems, Inc./
    /Web site:  http://www.bluecoat.com /